UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2015

CES SYNERGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55159	460839941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39646 Fig Street

P.O. Box 1299

Crystal Springs, FL 33524

(Address of principal executive offices) (zip code)

813-783-1688

 (Registrant's telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 13, 2015, CES Synergies, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission to report, among other items, that on April 7, 2015, James Everett resigned as a member of the Board of Directors of the Company. This amendment is being filed to clarify that Mr. Everett remains the Chief Operating Officer of the Company. Mr. Everett is not, and has never been, the Chief Financial Officer of the Company as was mistakenly indicated on the Original 8-K.  Other than as described above, this amendment does not amend any other information previously filed in the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2015, James Everett, resigned as a member of the Board of Directors of CES Synergies, Inc. (the “Company”). Mr. Everett did not resign as the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies), or practices. Mr. Everett remains the Company’s Chief Operating Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CES SYNERGIES, INC.

Dated: April 17, 2015	By:	/s/ John Tostanoski
Name: John Tostanoski
Title: Chief Executive Officer

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